                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 1, 2002
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                                   NYFIX, INC.
             (Exact name of registrant as specified in its charter)

New York                               0-21324                 06-1344888
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(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

                 333 Ludlow Street, Stamford, Connecticut 06902
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                    (Address of principal executive offices)

            Registrant's telephone number, including area code: 203-425-8000
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         (Former name or former address, if changed since last report.)

Item 2.     Acquisition or Disposition of Assets.
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            In September 1999, NYFIX Millennium, L.L.C. ("NYFIX Millennium") was
formed by NYFIX, Inc. (the "Company") and seven international investment banks and brokerage firms, consisting of Deutsche Bank, ABN Amro Securities (formerly
ING Barings), Lehman Brothers, Morgan Stanley, Alliance Capital (formerly
Sanford C. Bernstein & Co.), SG Cowen Securities Corp. and UBS Warburg (the
"Initial Partners"). Each partner, including the Company, invested $2.0 million in NYFIX Millennium. Each of the Initial Partners received 25,000 units of NYFIX
Millennium, collectively owning a 50% membership interest in NYFIX Millennium, with the Company owning the remaining 50%. In addition, the Company purchased an option to buy from the Initial Partners an additional 30% membership interest in
NYFIX Millennium (the "Option"), for which the Company paid each of the Initial
Partners 281,250 shares of its common stock. The Option allowed the Company to increase its membership interest in NYFIX Millennium up to 80% of the total membership interest through the exchange of one share of its common stock for each unit of NYFIX Millennium purchased, subject to certain adjustments.

            In March 2001, NYFIX Millennium added four more partners, consisting of Bank of America, First Union Securities and LabMorgan Corporation (formerly
J.P. Morgan & Co. and Chase H&Q) (the "New Partners"). Pursuant to the terms of the operating agreement of NYFIX Millennium, each New Partner invested $2.0 million in NYFIX Millennium and received 25,000 units of NYFIX Millennium. The
Company maintained its 50% membership interest in NYFIX Millennium in exchange for reducing certain of its rights to share in future dividend distributions of
NYFIX Millennium. The Company issued 94,000 shares of its common stock to each
New Partner in return for the same Option noted above, with LabMorgan
Corporation (as the successor to two partners) receiving 188,000 shares.

            In a letter dated January 23, 2002, the Company notified the Initial
Partners and New Partners that the Company was exercising the Option, effective
February 1, 2002. In exchange for the increased membership interest in NYFIX
Millennium, the Company paid the Initial Partners and New Partners an aggregate of 296,250 shares of its common stock, with each Initial Partner receiving
33,750 shares of common stock and each New Partner receiving 15,000 shares. As a result, the Company now has an 80% membership interest in NYFIX Millennium.

Item 5.     Other Events.
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            On October 30, 2001, the Company entered into a Subordinated Loan
Agreement for Equity Capital (the "Loan Agreement") with NYFIX Millennium, effective November 30, 2001, pursuant to which the Company loaned $6 million to
NYFIX Millennium. The loan is due on November 30, 2004 and earns interest at a rate of 7.5% per annum. The Loan Agreement was found by the National Association of Securities Dealers, Inc. (the "NASD") to be acceptable as a satisfactory subordination agreement, effective as of November 30, 2001. A copy of the Loan
Agreement is attached hereto as Exhibit 10.1.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
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            (a) Financial Statement of Business Acquired. Pursuant to Item
            7(a)(4) of Form 8-K, the financial statements required by Item 7(a)
            will be filed no later than April 17, 2002.

            (b) Pro Forma Financial Information. Pursuant to Items 7(b)(2) and
            7(a)(4) of Form 8-K, the financial statements required by Item 7(b)
            will be filed no later than April 17, 2002.

            (c)         Exhibits.
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            2.1         Limited Liability Company Operating Agreement of NYFIX
                        Millennium, L.L.C. Incorporated herein by reference from
                        Exhibit 10.4 to the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1999.

            10.1        Subordinated Loan Agreement for Equity Capital, dated
                        October 30, 2001, between the Company and NYFIX
                        Millennium, L.L.C.

                                    SIGNATURE
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            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NYFIX, INC.

Dated: February 14, 2002           By: /s/ Peter K. Hansen
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                                       Name: Peter K. Hansen
                                       Title:   Chief Executive Officer